Exhibit 10.3

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Agreement”) dated as of February 1, 2024, by and between INTERACTIVE STRENGTH, INC., a Delaware corporation (the “Borrower”), and VERTICAL INVESTORS, LLC, a Mississippi limited liability company (together with its successors or assigns, the “Lender”).

R E C I T A L S:

Borrower has requested that Lender make available to Borrower a term loan to facilitate the Closing Acquisition (as defined below), which loan shall be subject to the terms, conditions and limitations provided herein.

Lender has agreed to extend the Loan to Borrower provided that Borrower executes and delivers this Agreement and the other Loan Documents (as defined below) evidencing Borrower’s agreement to be bound by the terms and conditions hereinafter set forth.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

ARTICLE 1

DEFINITIONS, ACCOUNTING TERMS, GENERAL PROVISIONS

Section 1.1.
Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Account Debtor” means each Person that is obligated in any way to render payment to Borrower in connection with any of Borrower’s Accounts. For purposes of this Agreement, Affiliates of each Account Debtor shall be consolidated so that each consolidated group of Affiliates are considered one Account Debtor.

“Accounts” has the meaning set forth in the UCC, and includes, without limitation, all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, and obligations.

“Acquisition” means any acquisition (whether in a single transaction or series of related transactions) of (i) any going business, or all or substantially all of the assets of any Person, whether through purchase, merger or otherwise; or (ii) Equity Interests of any Person of five percent (5%) or more of the Equity Interests or voting power in such Person.

“Affiliate” when used with respect to a specified Person, means a Person (i) who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) who is a director, officer, manager, partner, member, shareholder, employee, or employer of such Person, or (iii) who is a member of the immediate family of such Person.

“Agreement” means this Credit Agreement, together with all amendments and supplements thereto.

“Business Day” means each day, except for Saturdays, Sundays or holidays for which Lender is authorized or required to close and which Lender has designated as its holiday. Unless otherwise provided, “day” as used herein shall mean a calendar day.

“Capital Lease” means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP, as in effect from time to time.

“Change in Control” means (i) a sale of all or substantially all of the assets of the Borrower; (ii) a merger, reorganization or consolidation in which the Borrower is not the surviving entity, (iii) a transaction in which the holders of the Borrower’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent, or (iv) Persons other than members of the board of directors as of the date hereof shall collectively have the right, by ownership of stock or other equity interests, contract or otherwise, the right to appoint a majority of the board of directors or similar governing body of Borrower.

“CLMBR Notes” shall mean, collectively, each of the Subordinate Loans that are subject to Subordination Agreements as of the date hereof and that are attached hereto as Exhibit C.

“Closing Acquisition” means the Acquisition by Borrower of substantially all the assets of CLMBR, Inc., a Delaware corporation, and CLMBR1, LLC, a Colorado limited liability company, pursuant to the Closing Acquisition Agreement.

“Closing Acquisition Agreement” means that certain Amended and Restated Asset Purchase Agreement dated as of January 2, 2024, by and among CLMBR, Inc., CLMBR1, LLC, Borrower, and CLMBR Holdings LLC.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereunder.

“Collateral” means all of Borrower’s right, title and interest in and to all of Borrower’s assets that currently are or may be subject to Article 9 of the UCC, including, without limitation, all of the following properties and rights, wherever located, and whether now owned or hereafter acquired or arising:

(a)
All amounts that may be owing from time to time by Lender to Borrower in any capacity, including, without limitation, any balance or share belonging to Borrower with respect to any Deposit Accounts or other accounts maintained with Lender;

(b)
all of Debtor’s assets that currently are or may be subject to Article 9 of the UCC;
(c)
Accounts;
(d)
Commercial Tort Claims;
(e)
Contracts;
(f)
Deposit Accounts;
(g)
Documents;
(h)
Equipment;
(i)
Fixtures;
(j)
General Intangibles, including Payment Intangibles, Software, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which Borrower possesses, uses or has the authority to possess or use property of others;
(k)
Goods;
(l)
Inventory;
(m)
Investment Property, Stock and Commodity Accounts;
(n)
Leases, including, without limitation, all existing and future leases and use agreements entered into by Borrower, as lessee, with other Persons, as lessor;
(o)
Letters of Credit, Letter-of-Credit Rights, Instruments, Promissory Notes, Drafts, Documents, and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);
(p)
Money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender or any agent or bailee thereof;
(q)
Permits;
(r)
Rents;
(s)
Personalty;
(t)
Supporting Obligations with respect to any of the Collateral;
(u)
Records indicating, summarizing or evidencing its assets or liabilities, or relating to its business operations or financial condition;

(v)
Accessions and Commingled Goods;
(w)
Rights as seller of Goods and rights to return or repossessed Goods; and
(x)
to the extent not listed above as original collateral, proceeds and products, whether tangible or intangible, of any of the above-described property, including proceeds of insurance covering any or all of the above-described property, and any other tangible or intangible property or rights resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or 414(c) of the Code.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Debt” means (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under Capital Leases; (e) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (f) obligations under letters of credit; (g) obligations under acceptance facilities; and (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; (i) obligations secured by any Liens, whether or not the obligations have been assumed; and (j) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” means the interest rate that is the lesser of (i) five percent (5%) per annum above the then applicable Note Rate, and (ii) the maximum rate permitted by applicable law.

“Distribution” means any dividend or other distribution to the shareholders, members, partners or Affiliates of Borrower or the applicable other Person, or the purchase, redemption, retirement or other acquisition for value of any ownership interests in Borrower or the applicable other Person now or hereafter outstanding, or the return of any capital to Borrower’s or the applicable other Person’s members, shareholders or partners, as applicable, or the distribution of any assets of Borrower or the applicable other Person to its members, shareholders or partners, as applicable.

“Environmental Inspection” means any environmental inspection, test, audit or assessment.

“Environmental Laws” means any federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, common law, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order or notice issued pursuant to such law, statute or ordinance, including without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984; (iii) the Hazardous Materials Transportation Act, as amended; (iv) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; (v) the Safe Drinking Water Act; (vi) the Clean Air Act, as amended; (vii) the Toxic Substances Control Act of 1976; (viii) the Emergency Planning and Community Right-to-Know Act of 1986; (ix) the National Environmental Policy Act of 1975; (x) the Oil Pollution Act of 1990; any similar or implementing state law; and any other state or federal statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

“Equipment” means all equipment in all its forms, wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessions thereto.

“Equity Interest” means any and all ownership or other equitable interests in the applicable Person, including any interest represented by any capital stock, membership interest, partnership interest, or similar interest, but specifically excluding any interest of any Person solely as a creditor of the applicable Person.

“Equity Pledge” means that certain Membership Interest Pledge Agreement dated as of even date herewith executed by Borrower in favor of Lender, together with all amendments, restatements and supplements thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“Event of Default” means any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Fee Letter” means the letter agreement dated of even date herewith, issued by Lender and accepted by Borrower in connection with the Loan, as the same may be modified, amended and/or supplemented from time to time.

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

“Hazardous Substance” means any hazardous or toxic material, substance or waste, pollutant or contaminant that is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the Collateral or its use, including, but not limited to any material, substance or waste, that is: (i) defined as a hazardous substance under any Environmental Laws; (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (iii) polychlorinated biphenyls; (iv) lead; (v) urea formaldehyde; (vi) asbestos or asbestos containing materials; (vii) flammable explosives; (viii) radioactive materials; or (ix) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Laws.

“Holdings” means CLBMR Holdings, LLC, a Delaware limited liability company that is wholly-owned by Borrower.

“Indemnified Costs” has the meaning set forth in Section 8.7.

“Indemnified Party” has the meaning set forth in Section 8.7.

“Indemnity Proceeding” has the meaning set forth in Section 8.7.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith by and between Treadway and Lender, together with all amendments and supplements thereto.

“Inventory” means all inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower’s business; (ii) goods in which Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee); and (iii) goods which are returned to or repossessed by the Borrower), and all accessions thereto and products thereof and documents therefor.

“Investment” or “Investments” means any loan or advance to any Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

“IP Security Agreements” means, collectively, those certain security agreements executed by Borrower in favor of Lender and designated for filing with the United States Patent and Trademark Officer or such other Governmental Authority deemed necessary by Lender with respect to Borrower’s intellectual property, together with all amendments and supplements thereto.

“Landlord” means any Person that owns real property that is leased to Borrower.

“Landlord’s Waiver” means, individually and collectively, as applicable, those certain Landlord Lien Waivers required to be executed and delivered by any Landlord in favor of Lender.

“Late Charge” means an additional charge due to Lender that is in addition to, and not in limitation of, all other fees, charges and amount otherwise payable to Lender, and is equal to equal to the greater of (i) $250.00, and (ii) five percent (5%) of the amount of any interest, not paid within five (5) days of the due date of such amount, not as a penalty, but as compensation to the Lender for the cost of collecting and processing such late payment. Borrower agrees that such Late Charge represents a good faith reasonable estimate of the probable cost to Lender of such delinquency. Lender shall have no obligation to accept any late payment not accompanied by said Late Charge, but if Lender does so, Lender shall not thereby waive its right to the Late Charge. Such Late Charge shall be in addition to, and not in lieu of, any other right or remedy Lender may have, including the right to receive principal and interest and to reimbursement of costs and expenses.

“Letter of Credit” means the letter of credit issued in favor of Lender for the account of S Interactive, LLC, an Arkansas limited liability company, together with any successor or additional letter of credit related thereto.

“Letter of Credit Agreement” means that certain Agreement Regarding Letter of Credit on or about the date hereof, together with all amendments and supplements thereto.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Liquid Assets” means, as of an applicable time, the following, so long as the same is not subject to any Lien nor subject to any restriction on transferability, whether imposed under applicable Law, by agreement, or otherwise: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the applicable time; (ii) certificates of deposit and time deposits having maturities of six months or less from the applicable time and issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investor’s Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the applicable time; (iv) securities with maturities of one year or less from the applicable time and issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (v) securities with maturities of six months or less from the applicable time and backed by standby letters of credit by Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; and (vi) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (iii) of this definition.

“Loan” and “Loans” both mean the term loan in the principal sum of $7,968,977.74 made by Lender to Borrower as of the date hereof, as further described herein.

“Loan Documents” means this Agreement, the Fee Letter, the IP Security Agreements, the Equity Pledge, the Note, the Letter of Credit Agreement, the Intercreditor Agreement and each Landlord’s Waiver, together with any and all other documents evidencing, securing, or otherwise relating to the Loan, together with all amendments and supplements thereto.

“Loan Obligations” means the aggregate sum of all obligations owed by Borrower under the Loan Documents or any other agreement with Lender or an affiliate of Lender, including, without limitation, the sum of (i) all principal and interest owing from time to time under this Agreement or the Note, (ii) all expenses, charges and other amounts from time to time owing under this Agreement, the Note, the Fee Letter or the other Loan Documents, (iii) all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents, and (iv) all present and future obligations of any kind of Borrower to Lender, including every loan of money, credit sale, sale on account, consignment sale, sale on approval, sale or return, and other extension of credit heretofore, now, or hereafter made to Borrower by Lender, including, without limitation, any extension or renewals of any of the foregoing; all finance charges and late payment charges due or to become due to Lender on each such obligation; every note or other writing now or hereafter evidencing the obligation of Borrower to repay any such obligation and/or the finance charges or other charges thereon; every guaranty of payment or collection of the debt of another heretofore, now, or hereafter entered into by Borrower with Lender; the payment and performance of all of Borrower’s obligations under this Agreement; every letter of credit issued by Lender for Borrower’s benefit, and all other indebtedness and other obligations of Borrower to Lender, including all sums paid to Lender for Borrower’s account by Borrower or any other person which are later recovered back from Lender by Borrower or any representative of Borrower or of Borrower’s creditors, such as a trustee in bankruptcy, any of the foregoing that arises after the filing of a petition by or against Borrower under the federal Bankruptcy Code even if the obligations do not accrue because of the automatic stay under Section 362 of the federal Bankruptcy Code, and any intended cash sale where the cash consideration was not actually received by Lender; whether any of the foregoing debts and other obligations are joint or several, primary or secondary, direct or indirect, otherwise secured or unsecured, whether originally payable or owed to Lender or acquired by Lender from another, and whether now existing or hereafter incurred prior to termination of this Agreement as hereinafter provided.

“Loan Termination Date” means the earlier of (a) the Maturity Date, or (b) the date to which the maturity of the Loan is accelerated pursuant to Section 7.2 of this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Borrower or Holdings, or a material adverse effect on the ability of Borrower or Holdings to satisfy the Loan Obligations.

“Maturity Date” means June 28, 2024.

“Multi-employer Plan” means a Plan described in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (including any Governing Document), other than any Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any asset as security for Debt of the Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on assets of such Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Northern Trust” means The Northern Trust Company, together with its successors or assigns.

“Northern Trust Note” means that certain Master Note dated as of June 28, 2022, payable by Lender to the order of Northern Trust, together with all amendments and supplements thereto, as may be adjusted from time to time and subject to all benchmark replacement and other conforming changes or provisions set forth therein.

“Note” means that certain Promissory Note of even date herewith payable by Borrower to the order of Lender, the form of which is attached hereto as Exhibit A, together with all amendments, restatements and supplements thereto.

“Note Rate” means the rate of interest applicable to the Northern Trust Note, which is incorporated by reference as if set forth herein in full.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permits” means all licenses, permits, and certificates used or necessary in connection with the construction, ownership, operation, use, or occupancy of Borrower’s business, including,

without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need, and all such other permits, licenses, and rights, obtained from any governmental, quasi-governmental, or private person or entity whatsoever concerning ownership, operation, use, or occupancy.

“Permitted Investments” means (i) Liquid Assets; (ii) purchases and acquisitions of Inventory, supplies, materials and Equipment in the ordinary course of business; (iii) investments consisting of prepaid expenses, loans or advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business; (iv) without duplication, Debt expressly permitted by Section 6.2; (v) Investments (other than Investments specified in clauses (i) through (iv) above) in an aggregate amount that shall not exceed $100,000.00 in any consecutive twelve-month period; and (vi) any other Investments that may be approved in writing by Lender.

“Permitted Liens” means those specific Liens delineated in Section 6.1.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Plan” means any pension plan which is covered by Title IV of ERISA and in respect of which Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Rents” means all the rents, issues, and profits now due and which may hereafter become due under or by virtue of any lease, together with all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any lease under Bankruptcy Law, including without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by a tenant or trustee in respect of the leased premises following the entry of an order for relief under Bankruptcy Law in respect of a tenant and all rentals and charges outstanding under any lease as of the date of entry of such order for relief.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Requirements of Law” means (a) the Governing Documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

“Solvent” means, with respect to Borrower or any other Person, and as of the applicable date, that (i) the fair value of such Person’s assets are greater than the total amount of such Person’s aggregate liabilities, (ii) the fair saleable value of such Person’s assets is not less than the amount that will be required by pay by such Person as its Debts mature, (iii) such Person does not intend to (nor believes it will) incur debts or liabilities beyond such Person’s ability to pay such Debts as they mature, and (iv) such Person is not engaging in a business or transaction with unreasonably small capital.

“Subordinated Debt” means any Debt of Borrower to any shareholder, director or Affiliate of Borrower, which Debt shall be properly subordinated to the Loan. In order for said Debt to properly be Subordinated Debt, Borrower must cause each such shareholder, director or Affiliate to execute any and all documents reasonably required by Lender to subordinate such Debt.

“Subordination Agreement” means, collectively, those certain Subordination and Standstill Agreements executed and delivered by any shareholder, director, officer or Affiliate thereof with respect to Subordinated Debt.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person.

“Treadway Loan” means that certain loan made by Treadway Holdings, LLC, a Delaware limited liability company, to Holdings.

“Treadway Loan Documents” means those certain loan documents dated as of even date herewith in connection with the Treadway Loan together with all amendments and supplement thereto.

“UCC” means that Uniform Commercial Code as in effect from time to time in the State of Mississippi.

Section 1.2.
Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.4 and Section 5.8, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.
Section 1.3.
Terms Not Defined. Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the UCC.
Section 1.4.
Patent Errors. Lender may, without further authorization from Borrower, correct any and all patent errors in this Agreement or any other Loan Document.

Section 1.5.
Singular v. Plural; Amendments. References to the plural shall include the singular, and references to the singular shall include the plural. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.
Section 1.6.
Payment to Lender. All sums payable to Lender hereunder shall be paid directly to Lender in United States Dollars and immediately available funds at the place payment is due. If Lender shall send to Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days of Borrower’s receipt of any statement which it deems to be incorrect. Alternatively, at its sole discretion, Lender may charge against any deposit account of Borrower all or any part of any amount due hereunder, and by its execution of this Agreement, Borrower expressly authorizes Lender to debit any deposit account or other funds maintained with Lender to satisfy any amount due and owing for interest, principal, fees or expenses under this Agreement or any other Loan Document.
Section 1.7.
Late Charges. If any scheduled payment or any portion of the Loan Obligations is late by five (5) days or more, Borrower agrees to pay to Lender a Late Charge. This subparagraph does not extend any payment due date expressly stated in the Agreement or any other Loan Document and does not in any way prevent or stop Lender from requiring that payments be made by Borrower strictly when due. Unless accepted by Lender, and unless accompanied by all other amounts then due to Lender, the tender of such payment by Borrower does not cure the Event of Default arising from the payment default upon which such Late Charge was assessed.
Section 1.8.
Default Rate. Upon the occurrence and continuation of an Event of Default, all Loan Obligations shall accrue interest from the date of such Event of Default until such Event of Default is cured (which determination shall be made in Lender’s sole and absolute discretion) at the Default Rate.
Section 1.9.
Savings Clause. If, at any time, the Note Rate, the Late Charge, or the Default Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable laws, then, for such time as the Note Rate, the Late Charge, or the Default Rate, as applicable, would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such laws, and any excess interest or charges actually collected by Lender shall be credited as a partial prepayment of principal.
Section 1.10.
360 Day Year. Interest hereunder shall be calculated on the basis of a 360-day year, by multiplying the product of the principal amount outstanding for the applicable Loan and the applicable rate by the actual number of days elapsed, and dividing by 360.
Section 1.11.
Reimbursement for Increased Costs. If any law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted (a) subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, any

Loan, any other Loan Document or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax on Lender, provided that this exclusion shall not apply to a connection arising solely from Lender having executed, delivered, performed its obligations under, or received a payment under, or enforced, any of the Loan Documents), or (b) imposes upon Lender any other condition or expense with respect to this Agreement, any Loan Document, any Loan, or their making, maintenance or funding of any part of any Loan, or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon, Lender with respect to any Loan, or the making, maintenance or funding of any part of any Loan, by an amount which Lender deems to be material, Lender may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Lender (which determination shall be conclusive) to be necessary to compensate Lender for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount, Lender may elect to declare the entire unpaid principal balance hereof and all interest accrued thereon to be immediately due and payable. Such amount shall be due and payable by Borrower to Lender twenty (20) days after such notice is given.
Section 1.12.
Conditions of Loans. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.
ARTICLE 2

THE LOAN

Section 2.1.
General Terms of Loan.
(a)
Borrower has agreed to borrow the Loan from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower’s and Holdings’s compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.
(b)
The Loan is non-revolving in nature and once borrowed and repaid may not be reborrowed.
Section 2.2.
Disbursement of the Loan. The Loan will be fully advanced at Closing. To the extent deemed preferable by Lender, Lender may credit the Loan against the amounts Lender is owed under the payoffs associated with the Closing Acquisition pursuant to a cashless settlement or reduced-cash settlement approved by Borrower and Lender.
Section 2.3.
The Note. Borrower’s obligation to repay the Loan shall be evidenced by this Agreement, the Note and the other Loan Documents.
Section 2.4.
Payments to Lender. Payment on the Loan shall be paid by Borrower as follows:
(a)
First Payment. On or before February 23, 2024, Borrower shall pay to Lender the amount which is the sum of (i) Two Million and NO/100 Dollars ($2,000,000.00), plus (ii) the accrued and unpaid interest then due and owing under the Loan, plus (iii) projected interest to be accrued and payable under the Loan (as determined by Lender and with credit given for the principal reduction effected through the receipt of the payment required by this sub-paragraph) through April 30, 2024;
(b)
Second Payment. On or before April 30, 2024, Borrower shall pay to Lender the amount which is the sum of (i) Five Hundred Thousand and NO/100 Dollars ($500,000.00), plus (ii) the accrued and unpaid interest then due and owing under the Loan, plus (iii) projected interest to be accrued and payable under the Loan (as determined by Lender and with credit given for the principal reduction effected through the receipt of the payment required by this sub-paragraph) through May 31, 2024;
(c)
Third Payment. On or before May 31, 2024, Borrower shall pay to Lender the amount which is the sum of (i) Five Hundred Thousand and NO/100 Dollars ($500,000.00), plus (ii) the accrued and unpaid interest then due and owing under the Loan, plus (iii) projected interest to be accrued and payable under the Loan (as determined by Lender and with credit given for the principal reduction effected through the receipt of the payment required by this sub-paragraph) through the Maturity Date;
(d)
Maturity Payment. On or before the Maturity Date, Borrower shall pay to Lender the amount which is the sum of (i) all remaining principal then outstanding under the Loan, plus (ii) the accrued and unpaid interest then due and owing under the Loan. The principal sum of the Loan, together with all accrued interest and fees, shall be payable on the Maturity Date.

Anything in this Agreement to the contrary notwithstanding, the entire unpaid balance of the principal amount of THE LOAN and all interest accrued thereon, tHROUGH and including the Maturity Date (including interest accruing at the Default Rate), and all Late Fees shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on the Maturity Date.

(e)
Administration Fee Payment. Beginning on the date of this Agreement and thereafter on the same day of each calendar month thereafter, Borrower shall also pay to Addicus Private Equity, LLC, a $1,500 administration fee (the “Monthly Administration Fee”), which is in addition to, and not in limitation of, all interest payable hereunder.
(f)
Fee Letter. Borrower shall make all payments to Lender as required by the Fee Letter.
Section 2.5.
Interest Rate. Interest on the principal balance of the Loan, from time to time outstanding, will be payable at the Note Rate.
Section 2.6.
Use of Proceeds. The proceeds of the Loan shall be used by Borrower to consummate the Closing Acquisition and for fees and expenses associated therewith.
Section 2.7.
Condition Precedent to Fund Loan. The obligation of Lender to close under this Agreement and to disburse the Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, as follows:
(a)
Note. The Note duly executed and delivered by Borrower;
(b)
Equity Pledge. The Equity Pledge duly executed and delivered by Borrower;
(c)
Fee Letter. The Fee Letter duly executed and delivered by Borrower;
(d)
Loan Documents. All other Loan Documents required by Lender have been executed and delivered to Lender;
(e)
Evidence of all Action by Borrower. Certified (as of the date of this Agreement) copies of all action taken by Borrower, including resolutions of its directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;
(f)
Incumbency and Signature Certificate by Borrower. A certificate (dated as of the date of this Agreement) of an authorized officer of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Agreement;
(g)
Representations and Warranties. The representations and warranties made by Borrower and Holdings in the Loan Documents shall be true and correct on and as of the date of closing in all materials respects;
(h)
Payment of Fees and Expenses. Payment by Borrower of all expenses incurred by or due to Lender with respect to the Loan, the Loan Documents and the Collateral, including, but not limited to, all fees payable to Lender, tax service monitoring fees, fees and taxes on the Loan Documents (including intangibles taxes and documentary stamp taxes), title insurance premiums, inspection fees, and reasonable fees and expenses of Lender’s counsel, to include, without limitation, (i) all fees and expenses required by the Fee Letter; and (ii) the first installment of the Monthly Administration Fee;
(i)
No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing;
(j)
UCC Search. Receipt by Lender of a certification acceptable to Lender that a search of the public records disclosed no federal tax liens, state tax liens, pending litigation, bankruptcy records, conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements that affect the Collateral or Borrower;
(k)
Insurance. Receipt by Lender of evidence satisfactory to Lender that the insurance coverages required by Section 5.5 are in effect, together with evidence that all premiums due thereon have been paid; provided that Borrower shall be provided until the date that is five (5) Business Days after the Closing Date (as such date may be extended by Lender in writing) to finalize the evidence thereof;
(l)
Closing Date Acquisition. The Closing Acquisition shall have closed (or shall close contemporaneously with the closing of this Agreement) and Borrower shall have provided a certificate with respect to the Closing Acquisition Agreement;
(m)
Treadway Loan. The Treadway shall have closed (or shall close contemporaneously with the closing of this Agreement) and Holdings, Borrower shall have provided a certificate with respect to the Treadway Loan Documents and the Intercreditor shall be in full force and effect;
(n)
Letter of Credit. Borrower shall have delivered the Letter of Credit, which shall satisfy the requirements thereof as set forth in the Letter of Credit Agreement;
(o)
Financial Statements. Receipt by Lender of all financial statements and other documentation of Borrower as Lender may require;
(p)
No Material Adverse Change. There have been no material adverse changes in the financial condition or operations of Borrower or Holdings; and
(q)
Other Instruments and Documents. Receipt by Lender of such additional legal opinions, certificates, proceedings, instruments and other documents as Lender or its counsel may reasonably request to evidence (i) compliance by Borrower with all Requirements of Law, (ii) the truth and accuracy, as of the date of this Agreement, of the representations and warranties of Borrower contained herein, and (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.
ARTICLE 3

SECURITY AGREEMENT AND COLLATERAL

Section 3.1.
Grant of Lien and Security Interest. In consideration of the Loan Obligations, and as security therefor, Borrower hereby grants, bargains, sells, conveys, assigns, transfers and sets over to Lender a Lien and security interest in, all of Borrower’s right, title and interest in and to the Collateral, wherever located, and whether now owned or hereafter acquired or arising, it being the intent that the Lien and security interest granted hereby shall secure the payment and performance of the Loan Obligations.
Section 3.2.
Perfection of Security Interests.
(a)
Borrower irrevocably authorizes Lender at any time to complete, sign or Authenticate in Borrower’s name, and file financing statements describing the Collateral and containing such other information as Lender deems appropriate. In addition to, and not in limitation of the foregoing authorization, Borrower expressly authorizes the filing of a UCC-1 Financing Statement in the form attached hereto as Exhibit B and the filing of the IP Security Agreements. In addition, at the request of Lender, Borrower will execute financing statements in form and number satisfactory to Lender and will pay the cost of filing the same in all public offices where filing is deemed by Lender to be necessary or desirable. Borrower agrees that a carbon or photostatic copy of this Agreement may be filed as a financing statement in any public office.
(b)
While it is Lender’s present intent to only file a UCC-1 Financing Statement with the Delaware Secretary of State, Borrower authorizes Lender to make such other filings, and take such further actions as Lender may deem necessary to perfect or protect Lender’s security interests and rights in the Collateral.
Section 3.3.
Further Assurances.
(a)
Borrower shall do, make, execute, and deliver to Lender all such additional and further acts, things, assignments, assurances, and instruments as Lender may reasonably require to more completely vest in and assure to Lender its rights hereunder and in or to the Collateral and the Proceeds and products thereof.
(b)
Borrower will pay promptly when due all taxes and assessments upon the Collateral or any part thereof, upon its use or operation thereof, upon the Proceeds or products thereof, upon this Agreement, and upon any note or notes evidencing the Loan Obligations. At its option, Lender may discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral or any part thereof and may pay for the maintenance and preservation of the Collateral, but Lender shall not be under any duty to exercise any such authority. Borrower agrees to reimburse Lender, upon demand, for any payment made or any expense incurred by the Lender pursuant to the foregoing authorization.
(c)
All sums expended by Lender which Borrower is obligated to reimburse Lender under this Agreement shall bear interest from the date reimbursement is due until the date paid at the Note Rate, as such rate shall change from time to time, but in any event not more than the maximum rate allowed by law. All such sums and the interest thereon shall be secured by the security interest granted by the Loan Documents and, if not paid when due, shall be added to the principal balance of the then-outstanding Loan Obligations and interest shall thereafter accrue on such sum at the interest rate specified above unless prohibited by law.
Section 3.4.
Power of Attorney.
(a)
Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower’s own name, for the purpose of carrying out the terms of this Agreement during the existence and continuance of an Event of Default hereunder, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement during the existence and continuance of an Event of Default hereunder.
(b)
To the extent permitted by law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

(c)
The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.
Section 3.5.
Termination. At any time when no Loan Obligations remain outstanding, which, for the avoidance of doubt shall include all sums payable pursuant to the Fee Letter, are unperformed and there exists no commitment on the part of Lender to enter into any other or future Loan Obligation, upon written demand of Borrower, Lender will file, or at Lender’s election will furnish to Borrower for filing, a termination statement with respect to its security interest in the Collateral. Upon the filing, or furnishing to Borrower for filing, of such a termination statement which has been duly executed on behalf of Lender, this Agreement shall terminate. Prior to such termination, this shall be a continuing agreement in every respect.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows

Section 4.1.
Existence, Good Standing, and Due Qualification. Borrower is duly organized, validly existing corporation and in good standing under the laws of the jurisdiction of its organization; has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Borrower’s exact legal name, type of organization, and state of organization are set forth at the beginning of this Agreement.
Section 4.2.
Power and Authority. The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene Borrower’s Governing Documents; (2) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (4) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower other than the Lien in favor of Lender; and (5) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.
Section 4.3.
Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower and Holdings, enforceable against Borrower and Holdings in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally or by general principles of equity.
Section 4.4.
Financial Statements. No information, exhibit, or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.
Section 4.5.
Labor Disputes and Acts of God. Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of Borrower.
Section 4.6.
Other Agreements. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter restriction which could have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any material agreement or instrument material to its business to which it is a party, which may, in any one case or in the aggregate, be reasonably likely to result in a Material Adverse Effect.
Section 4.7.
Litigation. There is no pending or, to Borrower’s knowledge, threatened action or proceeding against or affecting Borrower or Holdings before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, be reasonably likely to result in a Material Adverse Effect or the ability of Borrower or Holdings to perform its, his or their obligation under the Loan Documents.
Section 4.8.
No Defaults on Outstanding Judgments or Orders. Borrower has satisfied all judgments, and it is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.
Section 4.9.
Ownership and Liens. Borrower has title to, or valid leasehold interests in, the Collateral and all of its other properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.4 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.1 of this Agreement.
Section 4.10.
No Subsidiaries. Borrower has no other Subsidiaries other than Holdings.
Section 4.11.
ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; to Borrower’s knowledge, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multi-employer Plan; Borrower and each Commonly Controlled Entity, have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.
Section 4.12.
Operation of Business.
(a)
Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing. The current address of Borrower’s chief executive office, and the address where the Records concerning Borrower’s Accounts, Payment Intangibles and other intangible Collateral are kept, are accurately set forth in this Agreement.
(b)
Borrower is the lawful owner of all Permits, which (a) are in full force and effect, (b) constitute all of the permits, licenses, and certificates required for the use, operation, and occupancy thereof, (c) have not been pledged as collateral for any other loan or Debt, (d) are held free from any restriction or any encumbrance which would materially adversely affect Borrower’s use thereof, and (e) are not provisional, probationary, or restricted in any way. Borrower is in compliance in all material respects with the applicable provisions of all laws, rules, regulations, and published interpretations to which it is subject. No waivers of any laws, rules, regulations, or requirements are required for Borrower to operate.
Section 4.13.
Taxes. Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid prior to delinquency all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.
Section 4.14.
Debt. The financial statements provided to Lender prior to the date hereof contain a true, correct and complete listing of Borrower’s Debt as of the date hereof. Other than the Debt expressly permitted by Section 6.2 herein, Borrower has no outstanding Debt under any credit agreements, indentures, purchase agreements, guaranties, Capital Leases, or other instruments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower is in any manner directly or contingently obligated.
Section 4.15.
Real Property; Environmental.
(a)
Borrower owns no real property.
(b)
Borrower has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are, to Borrower’s knowledge, in compliance in all material respects with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. Borrower has not received notice of, nor knows of, or suspects, facts which might constitute any material violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. There has been to Borrower’s knowledge no emission, spill, release, or discharge in any material respect into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and the premises of Borrower are free in all material respects of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the or its business, operations, assets, equipment, property, leaseholds, or other facilities. Borrower does not have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).
Section 4.16.
Officers and Directors. Set forth on Schedule 4.16 is a true, correct and complete list of the officers and directors of Borrower and a true, correct and complete capitalization table of the Equity Interests in Borrower. All of the outstanding Equity Interests of Borrower have been validly issued, are fully paid and nonassessable, and are owned by the shareholders, free and clear of all Liens.
Section 4.17.
Trade Names. Borrower has not changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last five (5) years.
Section 4.18.
Solvency. Borrower is Solvent and the borrowing of the Loan contemplated in this Agreement will not render Borrower insolvent.
Section 4.19.
Fraudulent Conveyances. Borrower has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents, will not, constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 4.20.
No Illegal Activity as Source of Funds. No portion of the Collateral has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.
Section 4.21.
Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, and to the best of Borrower’s knowledge, after having made diligent inquiry, each Person owning an interest in Borrower: (i) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loans, to ensure the foregoing representations and warranties remain true and correct during the term of the Loans.
Section 4.22.
Margin Stock. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Requirements of Law or by the terms and conditions of this Agreement or the other Loan Documents.
Section 4.23.
Investment Company. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 4.24.
No Change in Facts or Circumstances. All information in any application for the Loan submitted to Lender (the “Loan Application”) and in all financial statements, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.
Section 4.25.
True and Correct. Borrower represents and warrants that all representations, warranties and covenants contained herein and in the Loan Documents are true and correct as of the date hereof and that any investor or participant in the Loan shall be a third party beneficiary of the representations, warranties and covenants set forth herein.

Section 4.26.
Disclosure. All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.
Section 4.27.
Loan Documents Reviewed; Enforceable. Borrower has reviewed and caused Holdings to review all the Loan Documents which are required to be executed in connection with the closing of the Loan. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Holdings, as applicable, and constitute the legal, valid and binding obligations of Borrower and Holdings, as applicable, enforceable against Borrower and Holdings, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set‑off, counterclaim or defense by Borrower or Holdings, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of Borrowers’ or Holdings’s obligations), and Borrower nor Holdings has asserted nor will it assert any right of rescission, set‑off, counterclaim or defense with respect thereto.
ARTICLE 5

AFFIRMATIVE COVENANTS

Borrower agrees with and covenants unto Lender that until the Loan Obligations have been satisfied in full, Borrower shall (unless expressly waived in writing by Lender in Lender’s sole and absolute discretion):

Section 5.1.
Maintenance of Existence. Preserve and maintain its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which the failure to so qualify may reasonably be expected to have a Material Adverse Effect.

Section 5.2.
Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all material financial transactions of Borrower.

Section 5.3.
Maintenance of Properties. Maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. Borrower will keep the Collateral in good condition, and will not waste or destroy any of the same.

Section 5.4.
Conduct of Business. Continue to engage in a business of the same general type as now conducted by it on the date of this Agreement, to include, without limitation, the following:

(a)
to operate in compliance with applicable laws and regulations relating thereto and cause all Permits, and any other agreements necessary for the use and operation of Borrower;

(b)
to maintain sufficient Inventory and Equipment of types and quantities to enable Borrower to perform operations adequately;

(c)
to keep all Improvements and Equipment located on or used or useful in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition; and

(d)
to keep all required Permits current and in full force and effect.

Section 5.5.
Maintenance of Insurance. Borrower agrees with Lender that Borrower will maintain insurance at all times as follows:

(a)
with respect to all tangible Collateral, a casualty policy insuring against all risks, including, without limitation, risk of fire (including so-called extended coverage), theft, water damage and such other risks (including flood, if applicable), which shall be in a coverage amount of at least the full replacement value thereof;

(b)
comprehensive general public liability insurance, on an “occurrence” basis;

(c)
workers’ compensation insurance as required by the laws of any state applicable to Borrower; and

(d)
such other insurance as may from time to time be required by Lender against other insurable risks that are commonly insured.

All policies obtained and maintained by Borrower hereunder shall be in such form, for such perils, with such coverage amounts, with such deductibles, and written by such companies as may be satisfactory to Lender in its reasonable discretion. Lender shall be named as the loss payee and an additional insured, as applicable, under such policies of insurance. Borrower may furnish such insurance through an existing policy or a policy independently obtained and paid for by Borrower. All policies of insurance shall provide for a minimum of thirty (30) days’ written notice to Lender before cancellation. At request of Lender, Borrower will deliver such policies, or at Lender’s option, certificates thereof, to Lender to be held by it. aonly during the existence of an Event of Default, Borrower hereby appoints Lender the attorney-in-fact for Borrower for purposes of obtaining, adjusting, settling, and canceling such insurance and of indorsing in Borrower’s name and giving receipt for checks and drafts issued in payment of losses and as return premiums. Upon receipt of any proceeds from any insurance policy, Lender may apply such proceeds to the Loan Obligations as determined by Lender. Borrower shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Lender evidence satisfactory to Lender of the timely payment thereof. In the event Borrower fails to provide any insurance as required herein, Lender may, at its option, purchase such insurance or, at Lender’s option and upon ten (10) days’ written notice to Borrower, insurance covering only Lender’s interest in the Collateral, but Lender shall not be under any duty to purchase any such insurance. Borrower agrees to reimburse Lender on demand for the cost of all such insurance purchased by Lender. Borrower hereby assigns all insurance policies at any time covering the Collateral and all returned or unearned premiums thereon to Lender as additional collateral for the Loan Obligations.

Section 5.6.
Compliance With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property. Borrower will not use the Collateral in violation of any statute or ordinance or any policy of insurance thereon.

Section 5.7.
Right of Inspection. Borrower will allow Lender and any of its officers, agents, attorneys, or accountants to examine or inspect the Collateral wherever located at all reasonable times and upon reasonable advance written notice. At any reasonable time and from time to time, permit Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and upon reasonable advance written notice visit the properties of, Borrower and to discuss the affairs, finances, and accounts of Borrower with any of its respective officers and directors and Borrower’s independent accountants.

Section 5.8.
Reporting Requirements. Furnish to Lender:

(a)
Monthly Financial Statements. As soon as available, and in any event within twenty (20) days after the end of each calendar month, internally-prepared consolidated financial statements of Borrower, which financial statements shall include a balance sheet of Borrower as of the end of such calendar month, statements of income and retained earnings of Borrower for such calendar month, aging reports of Borrower’s accounts receivable and accounts payable, and a schedule of Borrower’s Inventory, all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower.

(b)
Tax Returns. Upon request, Borrower shall provide to Lender a copy of its annual federal income tax return, including all schedules, for the preceding taxable year as filed with the Internal Revenue Service unless an extension has been obtained for filing taxes and then promptly after final filing.

(c)
Collateral Audit. Borrower shall permit inspections, reviews and field audits of Borrower’s Inventory and Borrower’s records pertaining thereto (including, but not limited to, verification of Borrower’s Accounts and Inventory), at such times and in such manner and Lender may deem necessary or desirable from time to time. The cost of such field audits, reviews, verifications and inspections shall be borne by the Borrower.

(d)
Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

(e)
Notice of Litigation. Promptly after the commencement or material threat thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower could reasonably be expected to have a material adverse effect on the financial condition, properties, or operations of Borrower.

(f)
Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

(g)
ERISA reports. As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $100,000.00 with respect to Borrower or any Commonly Controlled Entity, Borrower will deliver to Lender a certificate of the chief financial officer of Borrower setting forth all relevant details and the action which Borrower proposes to take with respect thereto.

(h)
General information. Lender reserves the right to require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Borrower, all at such times as Lender shall deem reasonably necessary, and Borrower agrees promptly to provide such information to Lender. All financial statements must be in the form and detail as Lender shall from time to time reasonably request. Lender reserves the right to require that the annual and/or monthly financial statements of Borrower be audited and prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, at Borrower’s sole cost and expense, if (i) an Event of Default exists or (ii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of Borrower.

Section 5.9.
Environmental. Be and remain, in compliance in all material respects with Environmental Laws; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other party; notify Lender promptly after becoming aware of any material hazardous discharge from or affecting its premises in violation of Environmental Law; promptly contain and remove, or use commercially reasonable efforts to cause the responsible party to contain and remove, the same in a commercially reasonable manner, if required by Environmental Laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender’s request, and at Borrower’s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected in all material respects.

Section 5.10.
Solvency. At all times remain Solvent.

Section 5.11.
Payment of Loans/Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of each Loan in accordance with its respective terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

Section 5.12.
Accrual and Payment of Taxes. During each fiscal year, make accurate provision for the payment in full of all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

Section 5.13.
Payment of Debt. Duly and punctually pay or cause to be paid all other Debt now owing or hereafter incurred by Borrower and its Affiliates in accordance with the terms of this Agreement, except such Debt owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower or its Affiliates has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established in sufficient amounts as determined by Lender in its sole commercially reasonable discretion.

Section 5.14.
Certificate. Within twenty (20) days after each calendar quarter, furnish Lender with a certificate (“Certificate”) stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

Section 5.15.
Representations and Warranties. Immediately notify Lender in writing in the event any representation or warranty contained in this Agreement or in any other Loan Document becomes untrue or there shall have been any material adverse change in any such representation or warranty.

Section 5.16.
Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender’s request from time to time during the term of the Loans, Borrower shall certify in writing to Lender that Borrower’s representations, warranties and obligations under Section 4.20 and Section 4.21 and this Section 5.16 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse Lender for any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the Collateral, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

Section 5.17.
Collateral Covenants.
(a)
Upon request of Lender, Borrower will deliver to Lender lists or copies of all Accounts and Payment Intangibles promptly after they arise. Upon request of Lender, after a Default hereunder, Borrower will deliver to Lender, promptly upon receipt, all Proceeds of the Collateral received by Borrower, in precisely the form received by Borrower, except for the endorsement of Borrower where necessary to permit the collection of such Proceeds (which endorsement Borrower hereby agrees to make). Borrower agrees not to mingle any Proceeds of the Collateral with any of Borrower’s own funds, goods or property, and at all times to hold such Proceeds upon express trust for the Lender until delivery thereof is made to Lender. Lender shall have the full power and authority to collect, compromise, endorse, sell, or otherwise deal with Proceeds in its own name or that of Borrower. Lender in its discretion may apply Cash Proceeds to the payment of any of the Loan Obligations or may release such Cash Proceeds to Borrower for use in the operation of Borrower’s business.
(b)
With respect to Collateral in the form of Instruments, Accounts, Payment Intangibles, General Intangibles, Contracts, Rents, Leases and Chattel Paper, Lender may at any time after Default notify any obligors or Account Debtors thereunder that such Collateral has been assigned to Lender and shall be remitted directly to Lender. Upon request of Lender at any time Borrower will so notify such obligors or Account Debtors and will indicate on all invoices to such obligors or Account Debtors that their obligations are payable to Lender.
(c)
Borrower covenants and agrees that upon Borrower’s receipt of any Collateral which is evidenced or secured by an agreement, Instrument, Document or Chattel Paper and upon demand of Lender, Borrower shall deliver the original thereof (or each executed or original counterpart if more than one) to Lender, together with appropriate endorsements and/or assignments in form and substance acceptable to Lender.
(d)
Borrower agrees to keep all Records concerning the Collateral in a safe place and, upon request of Lender, to make such Records available to Lender, its agents, attorneys, and accountants, at any reasonable time and without hindrance or delay to allow Lender to inspect, audit, check, copy or make extracts from such Records.
(e)
All of Borrower’s existing Inventory has been, and all of Borrower’s Inventory hereafter produced or acquired will be, produced in accordance with the requirements of the federal Fair Labor Standards Act.
(f)
Borrower shall furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may request, all in reasonable detail.

(g)
Borrower shall promptly notify Lender in writing of the initiation of any Commercial Tort Claim seeking damages on behalf of Borrower. Borrower shall execute and deliver such statements, documents and notices and do and cause to be done all such things as Lender may reasonably deem necessary or appropriate to create, perfect and maintain the Lien in any Commercial Tort Claim.
(h)
Upon request of Lender, Borrower shall promptly deliver to Lender the certificates of title for any motor vehicles now or hereafter included in the Collateral that are subject to the title Laws of any state of the United States of America or any other jurisdiction and shall join with Lender in executing any applications and other documents and taking any other actions necessary or desirable in Lender’s opinion to perfect Lender’s Lien in such vehicles. Lender may retain possession of such certificates of title until payment in full of all the Loan Obligations or until Lender’s Lien is terminated.
(i)
Borrower shall comply with all Requirements of Law pertaining to all Collateral, and shall maintain all Collateral in good conditions and repair, normal wear and tear expected.
(j)
Covenants Specific to Accounts:
(i)
Except to the extent that Lender’s exercise of its rights and remedies hereunder or under any other Loan Document shall prevent Borrower from doing so, Borrower will, at Borrower’s sole expense, collect from the Account Debtor on each Account all amounts due thereon as and when the same shall become due; and in the event of any default by any Account Debtor justifying such action, Borrower shall have the authority, at Borrower’s sole expense, to repossess any merchandise covered by any such Account in accordance with the terms thereof and any applicable Law and to take such other action with respect to any such Account or the merchandise covered thereby as Borrower, in the absence of instructions from Lender, may deem advisable.
(ii)
Borrower agrees that no court action or other legal proceedings for garnishment, attachment, repossession of property, detinue, or any attempt to repossess any merchandise covered by any Account other than through legal proceedings, shall be done or attempted to be done by Borrower except by or under the direction of competent legal counsel. Borrower agrees to indemnify and hold Lender harmless from any loss or liability of any kind or character which may be asserted or sought to be asserted against Lender by virtue of any suit filed, process issued or any repossession or attempted repossession done or attempted by Borrower or at Borrower’s direction or any endeavors that Borrower may make to collect or enforce any Accounts or repossess any goods covered by any Account.
(iii)
Borrower agrees that any of Lender’s officers, employees or agents shall have the right, at any time or times hereafter, in Lender’s name or in the name of Borrower, to verify with any Account Debtor the validity or amount of, or any other matter relating to, any Accounts by mail, telephone, telegraph or otherwise.
(k)
Upon request therefor, Borrower shall execute and deliver IP Security Agreements as may be requested by Lender.

Section 5.18.
Continuing Obligation. Borrower covenants that in the event that it becomes aware any representation, warranty or covenant contained herein and in the Loan Documents becomes untrue in any material respect after the date hereof, Borrower will so advise Lender in writing as soon as reasonably practical of such untruth.

Section 5.19.
Ratification. Borrower covenants that it shall (or shall cause Holdings or any other applicable Person to) promptly, upon request of Lender, ratify and affirm in writing the representations, warranties and covenants contained in the Loan Documents as of such date or dates as Lender shall specify.

ARTICLE 6

NEGATIVE COVENANTS

Until the Loan Obligations have been satisfied in full, Borrower shall not:

Section 6.1.
Liens. Create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

(a)
Liens in favor of Lender;

(b)
Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c)
Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d)
Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation;

(e)
Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

(f)
Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(g)
Any Lien granted pursuant to the Treadway Loan Documents; provided that with respect to all Liens granted by Borrower, such Liens shall be subordinate to Lender’s Lien with respect to the Collateral as set forth in the Intercreditor Agreement; and

(h)
Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

Section 6.2.
Debt. Create, incur, assume, or suffer to exist, any Debt, except:

(a)
Debt of Borrower under this Agreement, the Note or other Debt payable to Lender;

(b)
Accounts payable to trade creditors incurred in the ordinary course of Borrower’s business for good or services which are not aged more than sixty (60) days from billing date thereof;

(c)
Security deposits and similar obligations securing performance in favor of landlords, lenders, lessors and other third-party vendors and reimbursement obligations in connection with letters of credit in favor of landlords, lenders, lessors and other third-party vendors in the ordinary course of business;

(d)
Debt in connection with the CLMBR Notes, provided that all times such Debt shall be Subordinated Debt;

(e)
Debt in connection with the Treadway Loan, provided that all times such Debt shall be subject to the Intercreditor Agreement and that all payments thereunder shall be made by Holdings;

(f)
Lease payments characterized as operating lease payments under GAAP;

(g)
Obligations arising under contracts for payment in the future for goods and services to be used in the production and manufacturing of Borrower’s Inventory; and

(h)
Unsecured Debt provided that the net proceeds of such Debt are paid over to Lender within two (2) business days of the origination of such Debt.

Section 6.3.
Investments. Make any Investment, other than Permitted Investments.

Section 6.4.
Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

Section 6.5.
Acquisitions. Consummate any Acquisition (either directly or indirectly), or enter into any binding agreement for any Acquisition.

Section 6.6.
Transfer of Ownership Interests. Permit any transfer of the direct or indirect Equity Interests in Borrower if any such transfer would result in or could reasonably be expected to result in a Change in Control; provided, however, that the foregoing shall not prohibit the issuance of new Equity Interests in Borrower so long as the net proceeds of such issuance of Equity Interests are used to satisfy the Loan Obligations in whole or in part within two (2) Business Days of receipt thereof and such issuance does not otherwise result in a Change in Control.

Section 6.7.
Sale and Leaseback. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

Section 6.8.
Dividends and Distributions to Shareholders or Affiliates. Declare or pay any Distributions or issue, redeem, purchase or retire any of its Equity Interests.

Section 6.9.
Sale or Pledge of Assets; Collection of Collateral. Sell, lease, assign, transfer, pledge or otherwise dispose of any of the Collateral or its now owned or hereafter acquired assets, except for inventory, equipment and other assets transferred or otherwise disposed of in the ordinary course of Borrower’s business, it being understood that a sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt or a credit sale or consignment to a subsidiary or an affiliated company. Furthermore, Borrower shall not collect any of its Accounts, Payment Intangibles, General Intangibles, Instruments or Chattel Paper, other than in the ordinary course of business.

Section 6.10.
Change of Business. Enter into any line of business other than the ownership and operation of Borrower’s businesses in existence or as disclosed to Lender as of the date hereof, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

Section 6.11.
Corporate Changes. Neither (i) change the address of Borrower’s principal place of business or chief executive office; (ii) change the address or office where Borrower keeps its Records relating to its Accounts, Payment Intangibles and other intangible Collateral; (iii) change its legal name; (iv) modify, amend, waive or terminate its Governing Documents, nor (v) change its state of incorporation or organization.

Section 6.12.
Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except (a) guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business and (b) assumption or guaranty obligations arising in connection with acquisitions conducted upon fair and reasonable terms in an arm’s-length transaction.

Section 6.13.
Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or agree to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 6.14.
Affiliate Debt. Create, incur or make any promissory notes, loans or other instruments of indebtedness to any Affiliate, unless such Debt is consented to by Lender and becomes Subordinated Debt.

Section 6.15.
Changes in Accounting. Change Borrower’s methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

Section 6.16.
ERISA.

(a)
Agree to, enter into or consummate any transaction which would render Borrower unable to confirm that (i) it is not an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3‑101(f)(2);

(b)
Engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

Section 6.17.
Dissolution. (a) Engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, or (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower.

Section 6.18.
Debt Cancellation. Cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 6.19.
Leases. Other than the leases existing as of the date hereof for which Lender has received executed landlord waivers, enter into any lease for any real property.

Section 6.20.
Negative Pledge. Enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i) evidencing Debt which Borrower or such Subsidiary or Loan Party may create, incur, assume, or permit or suffer to exist hereunder, (ii) which Debt is secured by a Lien permitted to exist pursuant to this Agreement, and (iii) which prohibits the creation of any other Lien on only the property securing such Debt as of the date such agreement was entered into.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.1.
Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a)
Borrower should fail to pay the principal of, or interest on, the Loans, or any fee, including but not limited to the Monthly Administration Fee, when due and payable, whether by acceleration or otherwise;

(b)
Any representation or warranty made or deemed made by Borrower in this Agreement, the Note, any other Loan Document shall prove to have been incorrect, incomplete, or misleading in any materially adverse respect on or as of the date made or deemed made;

(c)
Borrower shall fail to perform or observe any term, covenant, or agreement (other than for payment obligations) contained in this Agreement and, if such failure is curable, is not cured within ten (10) days after Borrower receives notice of such failure; provided that the foregoing cure period shall not apply to any Default that, by its nature, is not curable by Borrower;

(d)
A Default or an Event of Default occurs under any of the Loan Documents;

(e)
Any financial information, statement, certificate, representation or warranty given to Lender by Borrower or Holdings in connection with entering into this Agreement or the Loan Documents and/or any borrowing hereunder, or required to be furnished under the terms hereof or the Loan Documents, shall prove to be untrue in any materially adverse respect as determined by Lender in its sole and absolute discretion;

(f)
Borrower or Holdings shall (i) fail to pay any Debt (other than any Loan), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any Debt, when required to be performed or observed, or any such Debt under (i) and (ii) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(g)
Borrower or Holdings (i) shall not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (v) shall take any action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

(h)
One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate shall be rendered against Borrower and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(i)
This Agreement shall at any time after the execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest (to the extent perfection can be accomplished by filing a UCC-1 financing statement) in and to the property purported to be subject to this Agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or Borrower shall deny it has any further liability or obligation under the Credit Agreement, or Borrower shall be in default under this Agreement;

(j)
The occurrence of any of the following: (i) Borrower or Holdings shall cease to exist; or (ii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced by Borrower or Holdings under any federal or state law; or (iii) if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against Borrower or Holdings, or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of Borrower or Holdings as a debtor or a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or (iv) Borrower or Holdings shall become the subject of any out-of-court settlement with substantially all of its creditors; or (v) Borrower or Holdings is unable or admits in writing to its inability to pay its debts as they mature;

(k)
The occurrence of any materially adverse change in the financial condition of Borrower or Holdings, or the existence of any other condition which, in Lender’s sole determination, constitutes a material impairment of Borrower’s ability to perform its obligations under the Loan Documents;

(l)
The occurrence of a Change in Control;

(m)
The occurrence of a default or event of default under the Treadway Loan Documents, or if the Treadway Loan becomes due and payable by Holdings for any reason.;

(n)
The occurrence of a default or event of default under the Northern Trust Note, or if the Northern Trust Note becomes due and payable by Lender for any reason; or

(o)
The Letter of Credit is not issued in accordance with the Letter of Credit Agreement or the occurrence of a Letter of Credit Remedy Event (as defined in the Letter of Credit Agreement).

Then, and in any such event, Lender may, in addition to any and all other remedies set forth herein, at law or in equity, by notice to Borrower, declare the Loan, Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan Obligations, all such interest, and all such additional amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.

Section 7.2.
Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender may, at its option, without notice to Borrower (any such notice being expressly waived by Borrower):
(a)
Declare immediately due and payable all unpaid principal of and accrued interest on the Loans, together with all other sums payable hereunder, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived; provided, however, that upon the filing of a petition commencing a case naming Borrower as debtor under the United States Bankruptcy Code or the acceleration of the outstanding amount under the Northern Trust Note, the principal of and all accrued interest on the Loans shall be automatically due and payable without any notice to or demand on Borrower or any other party;
(b)
Proceed to appoint a receiver to administer Borrower for the benefit of Lender and to satisfy the debts and obligations of Borrower, including, without limitation, the Loan Obligations;
(c)
File suit and obtain judgment and, in conjunction with any action, Lender may seek any ancillary remedies provided by law, including levy of attachment, detinue, replevin, or garnishment;
(d)
Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement;
(e)
Exercise any and all rights and remedies afforded by the laws of the United States (including those available under the UCC, the states in which any of the Collateral are located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents);

(f)
Exercise the rights and remedies of setoff or banker’s lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession or under the control of Lender or any Person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan;
(g)
Exercise its rights and remedies pursuant to any other Loan Documents;
(h)
To require Borrower, upon the request of Lender, to assemble the Inventory, Equipment and any other tangible property included in the Collateral and make it available to Lender at places which Lender shall select, whether at Borrower’s premises or elsewhere, and to make available to Lender all of Borrower’s premises and facilities for the purpose of Lender’s taking possession of, removing or putting the Inventory and such other goods in salable form;
(i)
Take possession of any Collateral not already in its possession without demand and without legal process. Borrower grants to Lender and its agents the right, for this purpose, to enter into or on any premises where Collateral may be located. Upon Lender’s demand, Borrower will assemble and make the Collateral available to Lender at a place to be designated by Lender. With or without taking possession, sell, lease or otherwise dispose of the Collateral, or any part thereof, at one or more public or private sales in accordance with the UCC;
(j)
To collect, receive, appropriate, repossess and realize upon the Collateral, or any part thereof, and to sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels, at public or private sale or sales, at any exchange broker’s board or at any of Lender’s offices or elsewhere, at such prices as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and to the extent permitted by Law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. To the extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral;
(k)
To use, and to permit any purchaser of any of the Collateral from Lender to use without charge, Borrower’s labels, General Intangibles, and advertising matter or any property of a similar nature, as it pertains to, or is included in, any of the Collateral, in advertising for sale, preparing for sale and selling any Collateral, and finishing the manufacture, processing, fabrication, packaging and delivery of the Inventory, and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;
(l)
To notify Account Debtors that Accounts have been assigned to Lender, demand and receive information from Account Debtors with respect to Accounts, forward invoices to Account Debtors directing them to make payments to Lender, collect all Accounts in Lender’s or Borrower’s name and take control of any cash or non-cash proceeds of Collateral, which shall include, without limitation, the ability to establish lockbox accounts and instruct all Account Debtors to render payments to such lockbox accounts;
(m)
To enforce payment of any Accounts, to prosecute any action or proceeding with respect to Accounts, to extend the time of payment of any and all Accounts, to make allowances and adjustments with respect thereto and to issue credits in the name of Lender or Borrower
(n)
To transfer any Deposit Account maintained by Borrower under Lender’s control to Lender’s name;
(o)
To set off the balance of any Deposit Account or other property of Borrower held by Lender or under Lender’s control against any or all of the Loan Obligations;
(p)
To exercise its rights and remedies with respect to the Letter of Credit; and
(q)
To exercise any and all rights and remedies afforded by the laws of the United States, the State of Mississippi or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

All rights and remedies of Lender under the terms of this Agreement, the Note, any of the other Loan Documents, and any applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. The rights and remedies of Lender set forth in this Section 7.2 are in addition to other rights and remedies that Lender may have at law or in equity. Borrower agrees to pay Lender on demand any and all reasonable expenses incurred or paid by Lender in the exercise of its rights under this Agreement or under the UCC, including expenses incurred to protect or enforce the Loan Obligations, protect the Collateral, take possession of and sell or dispose of the Collateral, store or collect the Collateral, prepare and advertise the Collateral for sale, conduct the sale and collect the Proceeds of sale, and expenses for the services of attorneys employed by Lender for any purpose related to this Agreement or the Loan Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration. Payment of all such expenses and the interest thereon shall be secured by the security interest granted in this Agreement.

Section 7.3.
Foreclosure Provisions.
(a)
Lender shall give Borrower such notice of any private or public sales as may be required by the UCC. Borrower agrees that notice of sale or other disposition of the Collateral, or of any part thereof, shall be sufficient if such notice is, at least ten (10) days before the time of the sale or disposition, and is delivered to Borrower in accordance with this Agreement.
(b)
No delay or omission by Lender to exercise any right or remedy accruing upon any default shall: (i) impair any right or remedy, (ii) waive any default or operate as an acquiescence to the default, or (iii) affect any subsequent default of the same or of a different nature.
(c)
Lender has no obligation to clean-up, refurbish, or otherwise prepare any Collateral for sale.
(d)
Lender has no obligation to attempt to satisfy the Loan Obligations by collecting them from any other person liable for them, and Lender may release, modify or waive any collateral provided by any other person to secure any of the Loan Obligations, all without affecting Lender’s rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third person for any of the Loan Obligations.
(e)
Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(f)
Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(g)
If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the Proceeds of the sale.
(h)
In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral so purchased by crediting some or all of the Loan Obligations.
(i)
Lender shall have no obligation to marshal any assets in favor of Borrower, or against or in payment of the Loan Obligations or any other obligation owed to Lender by Borrower or any other person.
(j)
Borrower hereby irrevocably authorizes and empowers Lender after the occurrence of an Event of Default hereunder (i) to receive and give receipt for any amount or amounts due or to become due to Borrower on account of the Collateral and to endorse and negotiate in the name of Borrower any check or other item issued in payment or on account thereof, and in the name of Lender or of Borrower to enforce by suit or otherwise, compromise, settle, discharge, extend the time of payment, file claims or otherwise participate in bankruptcy proceedings, and otherwise deal in and with the Collateral and any Proceeds thereof; (ii) to open mail addressed to Borrower, remove any Collateral or Proceeds therefrom, and deliver the remainder of such mail to Borrower; and (iii) to do all acts and things deemed by Lender to be appropriate to protect, preserve and realize upon Lender’s security interest hereunder; but Lender shall not be under any duty to exercise such authority or power or in any way responsible for collecting or realizing upon the Collateral.
ARTICLE 8

MISCELLANEOUS

Section 8.1.
Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.2.
Notices, Etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to Borrower: Interactive Strength, Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

Attention: Trent A. Ward, Chief Executive Officer

Phone: (347) 251-0928

Email: trent@formelife.com

If to Lender: Vertical Investors, LLC

333 West Franklin St.

Tupelo, Mississippi 38804

Attention: Stephen Miles

Phone: (662) 269-6475

Fax: (888) 398-3602

Email: stephen.miles@addicusadvisors.com

with a copy to: David R. Kinman, Esq.

Maynard Nexsen PC

1901 Sixth Avenue North, Suite 1700

Birmingham, Alabama 35203

Phone: (205) 254-1092

Email: dkinman@maynardnexsen.com

or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.2. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid.

Section 8.3.
No Waiver. No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

Section 8.4.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under any Loan Document to which Borrower is a party without the prior written consent of Lender.

Section 8.5.
Costs, Expenses, and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for Lender incurred in connection with advising Lender as to its rights and responsibilities hereunder. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement. Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. If at any time or times hereafter Lender employs counsel to advise or provide other representation with respect to this Agreement, any Loan Document, or any other agreement, document or instrument heretofore, now or hereafter executed by Borrower and delivered to Lender with respect to the Loan Obligations, or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings or to take any other action in or with respect to any pending, threatened or anticipated suit or proceeding relating to this Agreement, any Loan Document, or any other agreement, instrument or document heretofore, now or hereafter executed by Borrower and delivered to Lender with respect to the Loan Obligations, or to represent Lender in any litigation with respect to the affairs of Borrower, or to enforce any rights of Lender or obligations of Borrower, which may be obligated to Lender by virtue of this Agreement, any Loan Document, or any other agreement, document or instrument heretofore, now or hereafter delivered to Lender by or for the benefit of Borrower with respect to the Loan Obligations, or to collect from Borrower any amounts owing hereunder, then in any such event, all reasonable attorneys’ fees incurred by Lender arising from such services and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower payable on demand and, until so paid, shall be added to and become part of the Loan Obligations.

Section 8.6.
Performance of Lender. At its option, upon Borrower’s failure to do so, Lender may make any payment or do any act on Borrower’s behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys’ fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Loan Documents and shall bear interest at the Default Rate from the date advanced until repaid.

Section 8.7.
Indemnification.

(a)
Borrower shall and hereby agrees to indemnify, defend and hold harmless Lender, its Affiliates and their respective Related Parties (each, an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (each, an “Indemnity Proceeding”) which is in any way relate directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loan; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) Lender’s entering into this Agreement; (v) the fact that Lender is a material creditor of Borrower; (v) any violation or non‑compliance by the Borrower or any Affiliate of any Requirements of Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Affiliates (or its respective properties) (or Ban as successors to Borrower) to be in compliance with such Environmental Laws; provided, however, that Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party.

(b)
Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).

(c)
This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower or any Affiliate.

(d)
All out‑of‑pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party shall be advanced by Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse Borrower if it is actually and finally determined that such Indemnified Party is not so entitled to indemnification hereunder.

(e)
An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) Borrower has provided evidence reasonably satisfactory to such Indemnified Party that Borrower has the financial wherewithal to reimburse such Indemnified

Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)
If and to the extent that the obligations of Borrower under this Section are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(g)
Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Loan Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Documents.

Section 8.8.
CONTROLLING LAW. EACH PARTY HERETO AGREES THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSISSIPPI AND EACH PARTY HERETO SUBMITS (AND WAIVES ALL RIGHTS TO OBJECT) TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF MISSISSIPPI IN LAFAYETTE COUNTY, MISSISSIPPI FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF MISSISSIPPI OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

Section 8.9.
Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.10.
Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 8.11.
Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

Section 8.12.
Assignments and Participation. Borrower acknowledges that Lender may, at its option and without any notice to or consent of Borrower, assign or sell the Loan in full or in part or sell participation interests in the Loan to any other Person without the consent of or notice to Borrower. Borrower agrees with each present and future assignee and/or participant in the Loan that if an Event of Default should occur, each present and future assignee and/or participant shall have all of the rights and remedies of Lender with respect to any deposit due from Borrower.

Section 8.13.
Time of Essence. Time is of the essence in the performance of this Agreement.

Section 8.14.
No Third Party Beneficiaries. This Agreement and each of the other Loan Documents are made for the exclusive benefit of Borrower and Lender and their successors and assigns, and no other Person shall be a third party beneficiary with respect hereto or thereto.

Section 8.15.
Supersedes Prior Agreements; Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises and statements, oral or written, made by each party hereto in connection with the Loan. This Agreement is for the sole benefit of Borrower and Lender (and their permitted successors and assigns, and there shall be no third party beneficiaries of this Agreement. This Agreement may not be varied, altered or amended except by a written instrument executed by an authorized officer of Lender and Borrower. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 8.16.
Credit Agreement Governs. The Loan is governed by the terms and provisions set forth in this Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control; provided, however, that in the event that there is any apparent conflict between any particular term or provision which appears in both this Agreement and the other Loan Documents and it is possible and reasonable for the terms of both this Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Agreement and the other Loan Documents shall be performed and complied with.

Section 8.17.
Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

Section 8.18.
Jury Trial Waiver. EACH OF LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE

LOAN DOCUMENTS. NO OFFICER OF LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

[SIGNATURES ON FOLLOWING PAGE]

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, as of the date first above written.

BORROWER:

INTERACTIVE STRENGTH, INC., a Delaware corporation

By: /s/ Trent A. Ward

Trent A. Ward

Its: Chief Executive Officer

LENDER:

VERTICAL INVESTORS, LLC, a Mississippi limited liability company

By: Addicus Private Equity, LLC

Its: Manager

By: /s/ Stephen Miles

Stephen D. Miles

Its: Manager

EXHIBIT A

FORM OF NOTE

(Attached hereto)

EXHIBIT B

FORM OF UCC-1 FINANCING STATEMENT

(Form attached hereto)

EXHIBIT C

CLMBR NOTES

(Subordination Agreements Attached hereto)